UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EOG Resources, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts!
EOG RESOURCES, INC. 2025 Annual Meeting Vote by May 20, 2025 11:59 PM ET

EOG RESOURCES, INC. 1111 BAGBY SKY LOBBY 2 HOUSTON, TX 77002

V65346-P22639

You invested in EOG RESOURCES, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholders meeting to be held on May 21, 2025.

Get informed before you vote

View the Notice of Annual Meeting of Stockholders, 2025 Proxy Statement and 2024 Annual Report online OR you can receive a free paper or email copy of such materials by requesting prior to May 7, 2025. If you would like to request a copy of the materials for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholders meeting. Please follow the instructions on the reverse side to vote on these important matters.

Voting Items		Board Recommends
1.	To elect eight directors of the Company to hold office until the 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Nominees:
1a.	Janet F. Clark	For
1b.	Charles R. Crisp	For
1c.	Robert P. Daniels	For
1d.	Lynn A. Dugle	For
1e.	C. Christopher Gaut	For
1f.	Michael T. Kerr	For
1g.	Julie J. Robertson	For
1h.	Ezra Y. Yacob	For
2.	To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP, independent registered public accounting firm, as auditors for the Company for the year ending December 31, 2025.	For
3.	To approve, by non-binding vote, the compensation of the Company’s named executive officers.	For

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V65347-P22639